UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October  25, 2016

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32731 (Commission File Number)	84-1219301 (I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500
Denver,  CO 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October  25, 2016 Chipotle Mexican Grill, Inc. issued a press release announcing earnings and other financial results for its fiscal quarter ended September  30, 2016, and that management would review these results in a conference call at 4:30 pm Eastern time on October  25, 2016.

Item 8.01 Other Events

On October 25, 2016 Chipotle Mexican Grill, Inc. announced that its Board of Directors has authorized repurchases of Chipotle common stock with a total aggregate purchase price of $100 million, exclusive of commissions. This repurchase is in addition to previously announced repurchase authorizations totaling $2.0 billion. The Board’s authorization of the repurchase program may be modified, suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

6

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated October 25, 2016

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

October 25, 2016	By:	/s/ John R. Hartung

Name: John R. Hartung
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated October 25, 2016